UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009

Fushi Copperweld, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-19276	13-3140715
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1 Shuang Qiang Road, Jinzhou, Dalian, People’s Republic of China 116100
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (011) 86-411-8770-3333

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On February 23, 2009, Fushi Copperweld, Inc. (the “Company”) sold in a private placement 400,000 shares of its common stock, par value $0.006 per share (the “Common Stock”) for an average price of $4.80 per share, and warrants to purchase 300,000 shares of Common Stock, for a total purchase price of $1,920,000.

The warrants consisted of Series A Warrants (“Series A Warrants”) to purchase 100,000 shares of Common Stock at an exercise price of $5.25 per share, Series B Warrants (“Series B Warrants”) to purchase 100,000 shares of Common Stock at an exercise price of $5.50 per share, and Series C Warrants (“Series C Warrants”) to purchase 100,000 shares of Common Stock at an exercise price of $6.00 per share.

The Series A and B Warrants are exercisable starting from the date of issuance through the later of (i) February 22, 2010 and (ii) the date which is six (6) months following the effective date of a registration statement filed by the Company under which the resale of all of the shares of Common Stock underlying the warrants have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Series C Warrants are exercisable starting from the date of issuance through the later of (i) August 22, 2010 and (ii) the date which is twelve (12) months following the effective date of a registration statement filed by the Company under which the resale of all of the shares of Common Stock underlying the warrant have been registered under the Securities Act.

The private placement was exempt from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 7.01  Regulation FD Disclosure

On February 26, 2009, the Company issued a press release announcing the sale of the securities described in Item 1.01 above. The text of the press release issued by the Company is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release of the Company dated February 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2009

FUSHI COPPERWELD, INC.

By:	/s/ Chris Wenbing Wang
Chris Wenbing Wang
President